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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Alfa Corporation


We consent to the incorporation by reference in the registration statements of Alfa Corporation of Forms S-8 (File No. 33-77916 and File No. 33-76460) and Form S-3 (File No. 33-83134) of our report dated February 2, 1995 on our audit of the consolidated financial statements and financial statement schedules of Alfa Corporation for the year ended December 31, 1994, which report is included in the Annual Report on Form 10-K.



                                        Coopers & Lybrand L.L.P.


Birmingham, Alabama
March 24, 1997